Exhibit 99.1

Union Bank & Trust Announces Acquisition of Old Dominion Capital Management, Inc.

Richmond, Va., April 5, 2016 – Union Bank & Trust (“Union”) today announced that it has entered into an agreement to acquire Old Dominion Capital Management, Inc., a Charlottesville Virginia based registered investment advisor with nearly $300 million in assets under management.

Founded in 1989, Old Dominion Capital Management will operate as a stand-alone subsidiary of Union Bank & Trust. The current principals and current employees will stay with the firm, which will continue to operate from its current offices in Charlottesville and Alexandria. The acquisition, which is subject to certain closing conditions and approvals, is scheduled to close during the second quarter.

“We are pleased to bring Old Dominion Capital Management under the Union umbrella while retaining the leadership team that built the firm,” said Jeffrey W. Farrar, Executive Vice President of Wealth Management, Mortgage and Insurance for Union. “A key part of our Company’s strategic plan is to expand our wealth management business, and an important element of that strategy is to expand the reach and capabilities of our wealth management team by adding investment strategies and advisor talent. We believe that Old Dominion Capital Management adds a strong registered investment advisory platform that will complement our ability to offer financial solutions to our clients.”

“At Old Dominion, our commitment has always been to provide individualized solutions and a strong desire to help our clients make sound financial decisions that meet their financial objectives. By partnering with Union, we can take that same approach to the next level and expand our service offerings to our combined client base,” said Mark A. Thomas, Managing Director for Old Dominion Capital Management.

ABOUT UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union Bank & Trust, which has 124 banking offices and 201 ATMs located throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products; and Union Insurance Group, LLC, which offers various lines of insurance products.

Additional information on the company is available at http://investors.bankatunion.com.

Union Bankshares Corporation

April 5, 2016

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FORWARD-LOOKING STATEMENTS

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise and are not statements of historical fact. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in: general economic and bank industry conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, accounting standards or interpretations of existing standards, mergers and acquisitions, technology, and consumer spending and savings habits. More information is available on the Company’s website, http://investors.bankatunion.com and on the Securities and Exchange Commission’s website, www.sec.gov. The information on the Company’s website is not a part of this release. The Company does not intend or assume any obligation to update or revise any forward-looking statements that may be made from time to time by or on behalf of the Company.

Contact: Bill Cimino (804) 448-0937, VP and Director of Corporate Communications